                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE                                CONTACT:   MICHAEL BURKE
NASDAQ: IMGC                                                    EXEC. VP & CFO
                                                     CONTACT:   CATHY YUDZEVICH
                                                                IR MANAGER
                                                                (518) 782-1122

                INTERMAGNETICS REPORTS RECORD REVENUES, EARNINGS

     o    Q4 REVENUES INCREASE NEARLY 50 PERCENT TO MORE THAN $78 MILLION
     o    QUARTERLY NORMALIZED NET INCOME RISES TO NEW RECORD, OVER $8 MILLION
     o    FULL YEAR NORMALIZED EPS AT HIGH END OF ESTIMATED RANGE, $1.06
     o    COMPANY STRENGTHENS FY2006 GROWTH FORECAST


LATHAM, NY, JULY 27, 2005--Intermagnetics General Corporation (NASDAQ: IMGC), today reported that fourth-quarter normalized net income increased to $8.1 million, or $0.29 per diluted share--excluding acquisition and integration-related expenses and certain other non-cash items. Reported net income for the quarter ended May 29, 2005, was $3.4 million, or $0.12 per diluted share. Fourth-quarter net sales were $78.1 million, compared with $52.4 million in the fiscal 2004 fourth quarter, excluding discontinued operations from the divested Polycold subsidiary.

Fiscal 2005 normalized net income before items rose to $29.7 million, or $1.06 per diluted share including partial-year contributions from Polycold. Reported net income in fiscal 2005 was $37.5 million, or $1.34 per diluted share. Reported net sales for the year rose to a record $264.8 million excluding Polycold sales.

(See attached tables for reconciliations to normalized operating results excluding acquisition- and integration-related expenses and other non-cash items and for reconciliations of operations with, and without, Polycold contributions. These tables are included to better assist readers in understanding the company's quarterly and annual performance.)

"All of our business segments, both historical and those acquired in 2004, continued to deliver exceptional performance, resulting in not only a record year, but also setting the stage for a redefined Intermagnetics going forward," said Glenn H. Epstein, chairman and chief executive officer. "Integration of the acquired businesses is complete, and our attention now turns to focus on continuous improvement and sustained growth.

"Our new Medical Devices business segment has exceeded original expectations with opportunities for continued gains. When combined with the new product introduction schedules from our MRI magnet business, we have high confidence for another record performance during our upcoming fiscal year."


                                     -More-

Epstein also noted Intermagnetics' balance sheet strength. "During the year, our strong cash flow and proceeds from the Polycold sale enabled us to pay down the majority of the 'revolving' portion of our existing $130 million credit facility, leaving less than $20 million in long-term debt, down from about $112 million following the acquisitions in 2004," Epstein said. "Our expectations for FY2006 are for continued improvements in free cash flow, net of increased capital investments, including the expansion of our MRI magnet manufacturing facility.

"As a result, our interest expense has been reduced dramatically, our cash balances should build fairly rapidly, and we expect that we will remain in an even stronger financial position to pursue a range of strategic initiatives that will further contribute to Intermagnetics' long-term growth."

ALL BUSINESS SEGMENTS DELIVER STRONG RESULTS

Epstein said that all of the company's continuing business segments had strong fourth quarters and full-year performances.

Magnet systems sales rose more than 25 percent during the quarter to $34.9 million from $27.6 million, with an increase in operating profit approaching 35 percent. Full-year sales increased 25 percent to $118.6 million from $95.2 million, with a nearly 30 percent increase in operating profit.

"Orders for our most recent innovations--high-field 3.0 Tesla magnets and 1.0 Tesla high-field open (HFO) magnets--continue to ramp up and provide a strong platform for continued growth," Epstein said. "As forecast previously, the MRI segment delivered record results, and we are in the process of instituting a multi-stage capital and personnel expansion plan to meet anticipated increases in demand."

Medical Devices sales growth, enhanced primarily by the acquisition of MRI Devices and expansion of direct sales personnel, increased to $40.5 million in the fourth quarter, from $22.9 million. For the year, Medical Devices sales were $135.3 million, up from $38.1 million. Year-to-date results in fiscal 2005 include slightly more than 10 months of MRID operations and a full year of Invivo operations. Fiscal 2004 included four months of Invivo-only operations.

The divested Polycold Systems subsidiary, formerly comprising the Instrumentation segment, contributed $23.4 million in sales for a partial year through February 2005, with operating profits of $6.3 million.

(The attached reconciling table labeled "normalized ongoing operations" depicts company performance during FY2005, excluding the discontinued operations from Polycold and any acquisition-related and non-cash performance-based stock compensation and other charges or benefits of $26.6 million, or $0.95 per diluted share. An additional table representing quarterly performance is also attached in order to assist readers to view "normalized ongoing operations" on a quarterly basis.)

Intermagnetics' Energy Technology subsidiary, SuperPower, Inc., generated fourth-quarter revenue of $2.7 million, compared with $1.9 million the prior year. The company's loss due to investment in SuperPower's operations remained stable at about $2.0 million in both periods.

                                     -More-

Year-to-date revenues for SuperPower totaled $10.8 million, up from $6.5 million the prior year. Intermagnetics' operating loss for investment in energy technology initiatives during the year increased to $7.2 million, up from $6.2 million, as the subsidiary ramps efforts to commercialize the manufacture of second-generation (2G) high-temperature superconducting (HTS) wire.

SuperPower is in the major construction and installation phase of the Albany HTS Cable Project, with significant milestones toward the physical demonstration of HTS technology in Niagara Mohawk's power grid scheduled during calendar year 2006. The project is a key component in SuperPower's goal of demonstrating the commercial feasibility of HTS wire and devices designed for the transmission and distribution of electrical power.

MOST KEY PERFORMANCE INDICATORS EXCEEDED

Epstein said that Intermagnetics' focus on its most rapidly growing and profitable product opportunities, as well as continued cost-control efforts, enabled the company to once again surpass most performance goals on a normalized basis.

For the full year, gross margin was 47 percent, compared with a goal of 45 percent; operating margin was 17 percent, compared with a goal of 15 percent; and sales as a percentage of net operating assets was 51 percent, versus a target of 50 percent. Return on equity was 13 percent versus a target of 15 percent. Working capital efficiency was 18 percent, versus a goal of requiring less than 15 percent. All of these metrics have been calculated net of integration-related expenses.

"While normalized gross margins continue to exceed our previously established goal of 45 percent, we are not going to raise this target at this time," Epstein said. "This conservative posture is due to margins that we have budgeted to produce introductory batches of 1.0T HFO magnets. Our experience leads us to believe that we may be able to move a higher overall average consolidated gross margin target early in calendar 2006."

FORECASTING A RECORD FISCAL 2006, EARNINGS GROWTH OUTLOOK RAISED

"Based on our strong showing during the recently completed quarter and fiscal year, our successes in integrating the new businesses, rationalizing our existing product lines, expanding our sales force and introducing new products, we expect revenues to increase about 15 percent from ongoing revenues of $265 million this year," Epstein said. "Also, we currently anticipate fiscal 2006 operating earnings per share to increase in excess of 20 percent over this year's normalized $0.95 per share from ongoing operations.

"We continue to expect moderate seasonality in our businesses resulting from typically slower summer months (Q1) and a significant number of globally observed holidays (Q3). The second and fourth quarters are expected to be our strongest reporting periods. We also expect highly favorable year-over-year comparisons for each quarter throughout fiscal 2006.

"Specifically for Q1, we currently envision both sales and earnings to be about 20 percent greater than last year's normalized ongoing levels of $51.5 million and $0.16 per share respectively."
                                     -More-

NORMALIZED OPERATING EPS RECONCILIATION INFORMATION

Normalized operating EPS for FY05 includes partial-year operating results from the divested Polycold subsidiary, but excludes the one-time gain from the sale. It also excludes acquisition-related and non-cash performance-based stock compensation and other charges or benefits.

Acquisition charges related to Invivo were $0.06 for fiscal 2005, with no additional charges during the fourth quarter. No further charges are anticipated.

Charges related to the acquisition of MRI Devices (MRID) have now been finalized at $0.24 for the year with a Q4 charge of $0.12. These charges result primarily from a change in accounting for stock distributed to the MRID employee base by the original owners of MRID prior to acquisition, a write-down of acquired assets (value of MRID name) due to the re-branding of MRID to Invivo Diagnostic Imaging, a discretionary realignment of the Medical Devices segment's management structure under the new president and acceleration of certain product rationalization decisions, including inventory write-downs. The majority of the charges were non-cash. No additional charges are expected during fiscal 2006.

The Polycold divestiture resulted in a $0.69 gain on the sale with $0.02 of charges not attributable to deal costs, all of which were recognized in Q3.

The non-cash charge for Intermagnetics' performance-based restricted stock plan for the year was $3.7 million post-tax, or $0.13 per share ($0.03 recognized in Q1, $0.04 in Q2, $0.02 in Q3 and $0.04 in Q4), based on the closing stock price on May 27, 2005. Performance criteria for these restricted stock units was fulfilled based on independently audited financials and was authorized by Intermagnetics' compensation committee of the board of directors to be converted into common stock effective July 25, 2005.

Also excluded is a non-cash gain of $0.03 resulting from a favorable adjustment to an environmental reserve recognized in Q1.

Operating EPS for fiscal 2006 will exclude the estimated non-cash charge for performance-based restricted stock that is currently expected to vest if forecast performance is achieved. A current estimate for the non-cash charge, based on the closing stock price on July 26, 2005, is $6.2 million post-tax, or approximately $0.21 per share.

CONFERENCE CALL TOMORROW

The company will discuss its fourth-quarter results, as well as other developments during a conference call Thursday, July 28, beginning at 11 a.m. EDT. The call will be broadcast live and archived over the Internet through the company's web site www.intermagnetics.com under the Investor Relations section. The domestic dial-in number for the live call is (877) 407-8037. The international dial-in number is (201) 689-8037. No conference code is required for the live call. The company will also make available a digital replay beginning Thursday at 2 p.m. EDT through midnight August 8, 2005, by dialing
(201) 612-7415 - account number 249 and requesting conference 158529.

                                     -More-

Intermagnetics (www.intermagnetics.com) draws on the financial strength, operational excellence and technical leadership in the market of Magnetic Resonance Imaging (MRI) as well as its expanding businesses within Medical Devices that encompass Invivo Diagnostic Imaging (focusing on MRI components & imaging sub-systems) and Invivo Patient Care (focusing on monitoring & other patient care devices). Intermagnetics is also a prominent participant in superconducting applications for Energy Technology. The company has a more than 30-year history as a successful developer, manufacturer and marketer of superconducting materials, high-field magnets, medical systems & components and other specialized high-value added devices.




SAFE HARBOR STATEMENT: The statements contained in this press release that are not historical fact are "forward-looking statements" which involve various important assumptions, risks, uncertainties and other factors. These forward-looking statements are based on currently available competitive, financial and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain and are subject to risks, including but not limited to: the company's ability to meet the performance, quality and price requirements of our customers, develop new products and maintain gross margin levels through continued production cost reductions and manufacturing efficiencies; the ability of the company's largest customer to maintain and grow its share of the market for MRI systems; and the company's ability to invest sufficient resources in and obtain third-party funding for its HTS development efforts and avoid the potential adverse impact of competitive emerging patents; as well as other risks and uncertainties set forth herein and in the company's Annual Report on Forms 10-K and 10-Q. The company has provided supplemental non-GAAP financial tables to provide shareholders and prospective shareholders additional information to understand the company's normalized quarterly and annual performances with contributions from Polycold both included and excluded. These tables contain certain estimated pro-forma calculations that we believe provide helpful information regarding our operations. Except for the company's continuing obligation to disclose material information under federal securities law, the company is not obligated to update its forward-looking statements even though situations may change in the future. The company qualifies all of its forward-looking statements by these cautionary statements.


                                 -Tables Follow-

                       INTERMAGNETICS GENERAL CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (Dollars in Thousands, Except Per Share Amounts)
                                   (Unaudited)

                                                                               Three Months Ended            Twelve Months Ended
                                                                           ---------------------------   ---------------------------
                                                                              May 29,        May 30,          May 29,       May 30,
                                                                               2005            2004           2005           2004
                                                                           ------------   ------------   ------------   ------------

Revenues                                                                   $    78,086    $    52,407    $   264,759    $   139,739

Cost of revenues                                                                44,685         28,672        144,574         80,478
                                                                           ------------   ------------   ------------   ------------

Gross margin                                                                    33,401         23,735        120,185         59,261

Product research and development                                                 7,817          3,968         25,363         11,985
Selling, general and administrative:
    Stock based compensation                                                     2,007            133          5,764            575
    Accelerated stock based compensation                                                                       1,875
    Other selling, general and administrative                                   17,223          9,849         58,662         25,070
Amortization of intangible assets                                                1,664          1,426          6,382          3,097
Impairment of intangible assets                                                                                  913
                                                                           ------------   ------------   ------------   ------------
                                                                                28,711         15,376         98,959         40,727
                                                                           ------------   ------------   ------------   ------------

Operating income                                                                 4,690          8,359         21,226         18,534
Interest and other income                                                        1,046             95          1,532            790
Interest and other expense                                                        (693)          (725)        (3,931)        (1,244)
Gain on available for sale securities                                                             114                           114
Adjustment to gain on prior period sale of division                                                            1,094
                                                                           ------------   ------------   ------------   ------------
  Income from continuing operations before income taxes                          5,043          7,843         19,921         18,194
Provision for income taxes                                                       1,668          2,722          5,905          6,313
                                                                           ------------   ------------   ------------   ------------


INCOME FROM CONTINUING OPERATIONS                                                3,375          5,121         14,016         11,881

Discontinued operations:
  Income from operations of discontinued subsidiary
    including gain on sale of $33,357,000 in FY'05                                 (18)         1,203         40,709          4,562
  Provision for income taxes                                                        (7)           417         17,180          1,583
                                                                           ------------   ------------   ------------   ------------
   INCOME FROM DISCONTINUED OPERATIONS                                              (11)           786         23,529          2,979
                                                                           ------------   ------------   ------------   ------------

NET INCOME                                                                 $     3,364    $     5,907    $    37,545    $    14,860
                                                                           ============   ============   ============   ============

Basic Net Income per Common Share:
  Continuing operations                                                          $0.12          $0.20          $0.51          $0.47
  Discontinued operations                                                        $0.00          $0.03          $0.85          $0.12
                                                                           ------------   ------------   ------------   ------------

  Basic Net Income per Common Share                                              $0.12          $0.23          $1.36          $0.59
                                                                           ============   ============   ============   ============

Diluted Net Income per Common Share:
  Continuing operations                                                          $0.12          $0.20          $0.50          $0.46
  Discontinued operations                                                        $0.00          $0.03          $0.84          $0.12
                                                                           ------------   ------------   ------------   ------------

  Diluted Net Income per Common Share                                            $0.12          $0.23          $1.34          $0.58
                                                                           ============   ============   ============   ============

Shares:
       Basic                                                                28,067,834     25,255,707     27,689,343     25,046,718
                                                                           ============   ============   ============   ============
       Diluted                                                              28,527,576     25,780,772     28,132,200     25,493,379
                                                                           ============   ============   ============   ============

                                                 INTERMAGNETICS GENERAL CORPORATION
                                                RECONCILING STATEMENTS OF OPERATIONS
                                               (NORMALIZED OPERATIONS INCL. POLYCOLD)*
                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                             (UNAUDITED)

                                                                  THREE MONTHS ENDED                      TWELVE MONTHS ENDED
                                                           --------------------------------        --------------------------------
NORMALIZED OPERATIONS WITHOUT ACQUISITION,                     MAY 29,            MAY 30,              MAY 29,            MAY 30,
      INTEGRATION, SALE AND NON-CASH ITEMS:                     2005               2004                 2005               2004
                                                           ------------        ------------        ------------        ------------
REVENUES                                                   $     78,086        $     59,151        $    288,113        $    164,447

COST OF REVENUES                                                 41,105              32,871             151,713              95,662
                                                           ------------        ------------        ------------        ------------

GROSS MARGIN                                                     36,981              26,280             136,400              68,785

PRODUCT RESEARCH AND DEVELOPMENT                                  7,817               4,125              25,852              12,940
SELLING, GENERAL AND ADMINISTRATIVE                              14,515              11,019              55,318              27,773
AMORTIZATION OF INTANGIBLE ASSETS                                 1,664               1,438               6,416               3,145
                                                           ------------        ------------        ------------        ------------
                                                                 23,996              16,582              87,586              43,858
                                                           ------------        ------------        ------------        ------------

OPERATING INCOME                                                 12,985               9,698              48,814              24,927
INTEREST AND OTHER INCOME                                           314                  95                 801                 790
INTEREST AND OTHER EXPENSE                                         (693)               (728)             (3,939)             (1,252)
                                                           ------------        ------------        ------------        ------------
  INCOME BEFORE INCOME TAXES                                     12,606               9,065              45,676              24,465
PROVISION FOR INCOME TAXES                                        4,465               3,146              15,950               8,490
                                                                                                   ------------        ------------

NET INCOME                                                 $      8,141        $      5,919        $     29,726        $     15,975
                                                           ============        ============        ============        ============
EARNINGS PER COMMON SHARE:
  BASIC                                                    $       0.29        $       0.23        $       1.07        $       0.64
                                                           ============        ============        ============        ============
  DILUTED                                                  $       0.29        $       0.23        $       1.06        $       0.63
                                                           ============        ============        ============        ============

SHARES:
       BASIC                                                 28,067,834          25,255,707          27,689,343          25,046,718
                                                           ============        ============        ============        ============
       DILUTED                                               28,527,576          25,780,772          28,132,200          25,493,379
                                                           ============        ============        ============        ============

                                                                  THREE MONTHS ENDED                      TWELVE MONTHS ENDED
                                                           --------------------------------        --------------------------------
                                                               MAY 29,             MAY 30,            MAY 29,             MAY 30,
RECONCILIATION OF FINANCIAL STATEMENTS TO GAAP EQUIVALENT:      2005                2004               2005                2004
                                                           ------------        ------------        ------------        ------------
PRO-FORMA NET INCOME                                       $      8,141        $      5,919        $     29,726        $     15,975
GAIN (LOSS) ON SALE OF SUBSIDIARY                                   (18)                                 33,357
ACQUISITION AND INTEGRATION RELATED CHARGES                      (5,557)                                (12,820)             (1,248)
GAIN ON AVAILABLE FOR SALE SECURITIES                                                   114                                     114
NON-CASH ITEMS:
   ADJUSTMENT TO GAIN ON PRIOR PERIOD SALE OF DIVISION                                                    1,094
   STOCK BASED COMPENSATION                                      (2,007)               (133)             (5,764)               (575)
   IMPAIRMENT OF INTANGIBLE ASSET                                                                          (913)
PROVISION FOR TAXES RELATING TO PRO-FORMA ADJUSTMENTS             2,805                   7              (7,135)                594
                                                           ------------        ------------        ------------        ------------
AS REPORTED NET INCOME                                     $      3,364        $      5,907        $     37,545        $     14,860
                                                           ============        ============        ============        ============

* This table is included to provide shareholders' and prospective shareholders' additional information to understand the Company's normalized quarterly and annual performance.


                                                 INTERMAGNETICS GENERAL CORPORATION
                                               "RECONCILING STATEMENTS OF OPERATIONS"
                                         (NORMALIZED ON-GOING OPERATIONS WITHOUT POLYCOLD)*
                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                             (UNAUDITED)

                                                                       INTEGRATION,
                                                                   ACQUISITION, SALE,                                   NORMALIZED
                                                                    INTEREST BURDEN &                                    ON-GOING
                                                   INCL. POLYCOLD       NON-CASH       DISCONTINUED     GAIN ON SALE    OPERATIONS
                                                    MAY 29, 2005        CHARGES         OPERATIONS     OF SUBSIDIARY   MAY 29, 2005
                                                    -----------       -----------       -----------     -----------     -----------
NET REVENUES                                        $   288,113                         $   (23,354)                    $   264,759
COST OF REVENUES                                        157,330            (5,617)          (12,756)                        138,957
                                                    -----------       -----------       -----------     -----------     -----------
GROSS MARGIN                                            130,783             5,617           (10,598)                        125,802
PRODUCT RESEARCH AND DEVELOPMENT                         25,870               (18)             (507)                         25,345
SELLING, GENERAL AND ADMINISTRATIVE:
    STOCK BASED COMPENSATION                              7,639            (7,639)
    OTHER SELLING, GENERAL AND ADMINISTRATIVE            61,360            (5,010)           (2,698)                         53,652
AMORTIZATION OF INTANGIBLE ASSETS                         6,416                                 (34)                          6,382
IMPAIRMENT OF INTANGIBLE ASSETS                             913              (913)
                                                    -----------       -----------       -----------     -----------     -----------
                                                        102,198           (13,580)           (3,239)                         85,379
                                                    -----------       -----------       -----------     -----------     -----------

OPERATING INCOME                                         28,585            19,197            (7,359)                         40,423
INTEREST AND OTHER INCOME                                 1,533                                  (1)                          1,532
INTEREST AND OTHER EXPENSE                               (3,939)            1,459                 8                          (2,472)
GAIN ON SALE OF SUBSIDIARY                               33,357                                             (33,357)
ADJUSTMENT TO GAIN ON PRIOR PERIOD SALE OF DIVISION       1,094            (1,094)
                                                    -----------       -----------       -----------     -----------     -----------
INCOME BEFORE INCOME TAXES                               60,630            19,562            (7,352)        (33,357)         39,483
PROVISION FOR INCOME TAXES                               23,085             6,953            (3,103)        (14,077)         12,858
                                                    -----------       -----------       -----------     -----------     -----------


NET INCOME                                          $    37,545       $    12,609       $    (4,249)    $   (19,280)    $    26,625
                                                    ===========       ===========       ===========     ===========     ===========
NET INCOME PER COMMON SHARE:
  BASIC                                             $      1.36       $      0.46       $     (0.15)    $     (0.70)    $      0.96
                                                    ===========       ===========       ===========     ===========     ===========
  DILUTED                                           $      1.34       $      0.45       $     (0.15)    $     (0.69)    $      0.95
                                                    ===========       ===========       ===========     ===========     ===========


                                                     27,689,343        27,689,343        27,689,343      27,689,343      27,689,343
                                                    ===========       ===========       ===========     ===========     ===========
                                                     28,132,200        28,132,200        28,132,200      28,132,200      28,132,200
                                                    ===========       ===========       ===========     ===========     ===========

* This table is included to provide shareholders' and prospective shareholders' additional information to understand the Company's normalized on-going annual performance for fiscal year 2005

                                                 INTERMAGNETICS GENERAL CORPORATION
                                               "RECONCILING STATEMENTS OF OPERATIONS"
                                         (NORMALIZED ON-GOING OPERATIONS WITHOUT POLYCOLD)*
                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                             (UNAUDITED)


                                                                                                                       NORMALIZED
                                                                  FOR THE THREE MONTHS ENDED                            ON-GOING
                                       -----------------------------------------------------------------------         OPERATIONS
                                        AUGUST 29,         NOVEMBER 28,        FEBRUARY 27,          MAY 29,           YEAR ENDED
                                           2004                2004                2005                2005           MAY 29, 2005
                                       -----------         -----------         -----------         -----------         -----------
NET REVENUES                           $    51,524         $    66,175         $    68,974         $    78,086         $   264,759

COST OF REVENUES                            28,270              34,873              34,709              41,105             138,957
                                       -----------         -----------         -----------         -----------         -----------

GROSS MARGIN                                23,254              31,302              34,265              36,981             125,802

PRODUCT RESEARCH AND DEVELOPMENT             4,941               6,188               6,399               7,817              25,345
SELLING, GENERAL AND ADMINISTRATIVE         10,318              13,200              14,687              15,447              53,652
AMORTIZATION OF INTANGIBLE ASSETS            1,384               1,673               1,661               1,664               6,382
                                       -----------         -----------         -----------         -----------         -----------
                                            16,643              21,061              22,747              24,928              85,379
                                       -----------         -----------         -----------         -----------         -----------

OPERATING INCOME                             6,611              10,241              11,518              12,053              40,423
                                                                                                         1,046               1,532
INTEREST AND OTHER INCOME                      201                 211                  74
INTEREST AND OTHER EXPENSE                    (575)               (588)               (616)               (693)             (2,472)
                                       -----------         -----------         -----------         -----------         -----------
INCOME BEFORE INCOME TAXES                   6,237               9,864              10,976              12,406              39,483
PROVISION FOR INCOME TAXES                   1,894               3,048               3,725               4,191              12,858
                                       -----------         -----------         -----------         -----------         -----------

NET INCOME                             $     4,343         $     6,816         $     7,251         $     8,215         $    26,625
                                       ===========         ===========         ===========         ===========         ===========

NET INCOME PER COMMON SHARE:
  BASIC                                $      0.16         $      0.24         $      0.26         $      0.29         $      0.96
                                       ===========         ===========         ===========         ===========         ===========
  DILUTED                              $      0.16         $      0.24         $      0.25         $      0.29         $      0.95
                                       ===========         ===========         ===========         ===========         ===========


                                        26,689,907          27,979,535          28,020,094          28,067,834          27,689,343
                                       ===========         ===========         ===========         ===========         ===========
                                        27,237,577          28,478,513          28,526,926          28,527,576          28,132,200
                                       ===========         ===========         ===========         ===========         ===========

* This table is included to provide shareholders' and prospective shareholders' additional information to understand the Company's normalized on-going quarterly and annual performance for fiscal year 2005

                       INTERMAGNETICS GENERAL CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                         MAY 29,        MAY 30,
                                                          2005           2004
                                                        --------        --------
ASSETS
CURRENT ASSETS
  CASH AND SHORT-TERM INVESTMENTS                       $  6,970        $ 11,868
  TRADE ACCOUNTS RECEIVABLE                               60,682          41,218
  COSTS AND ESTIMATED EARNINGS IN
     EXCESS OF BILLINGS ON UNCOMPLETED CONTRACTS             718             127
  INVENTORIES                                             40,266          27,037
  INCOME TAX RECEIVABLE                                                    4,285
  PREPAID EXPENSES AND OTHER                              11,294           8,941
                                                        --------        --------

  TOTAL CURRENT ASSETS                                   119,930          93,476

PROPERTY, PLANT AND EQUIPMENT, NET                        42,973          36,736

GOODWILL, INTANGIBLE AND OTHER ASSETS                    225,037         154,723
                                                        --------        --------
                                                        $387,940        $284,935
                                                        ========        ========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  CURRENT PORTION OF LONG-TERM DEBT                     $ 12,404        $  4,171
  ACCOUNTS PAYABLE                                        22,136          10,242
  SALARIES, WAGES AND RELATED ITEMS                       15,962          10,799
  CUSTOMER ADVANCES AND DEPOSITS                           1,951           1,302
  PRODUCT WARRANTY RESERVE                                 4,073           3,189
  INCOME TAX PAYABLE                                       2,863
  OTHER LIABILITIES AND ACCRUED EXPENSES                  10,190          11,753
                                                        --------        --------
TOTAL CURRENT LIABILITIES                                 69,579          41,456

LONG-TERM DEBT,  LESS CURRENT PORTION                     19,885          57,635
NOTE PAYABLE                                               5,000
DEFERRED INCOME TAXES                                     17,909          10,050
DERIVATIVE LIABILITY                                          52             225

SHAREHOLDERS' EQUITY                                     275,515         175,569
                                                        --------        --------
                                                        $387,940        $284,935
                                                        ========        ========

                                                                                                  INTERMAGNETICS GENERAL CORPORATION

SUMMARY OF PERFORMANCE AGAINST GOALS
                                                                                         TWELVE MONTHS ENDED
                                                                                  ----------------------------------

                                                                                  MAY 29, 2005          MAY 30, 2004          GOAL
                                                                                  ------------          ------------          ----
GROSS MARGIN (1)                                                                       47%                    42%              45%
OPERATING INCOME:
  PERCENT OF SALES (1)                                                                 17%                    15%              15%
  PERCENT OF NET OPERATING ASSETS (1)                                                  51%                    45%              50%
RETURN ON EQUITY (1)                                                                   13%                    10%              15%
WORKING CAPITAL EFFICIENCY (WORKING
   CAPITAL, LESS CASH DIVIDED BY NET SALES) (1)                                        18%                    14%              15%


(1) BASED ON NORMALIZED DATA

               SEGMENT DATA
                                                                                 THREE MONTHS ENDED
                                            --------------------------------------------------------------------------------------
                                                                                    MAY 29, 2005
                                            --------------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS)                         MAGNETIC RESONANCE      MEDICAL                           ENERGY
                                                    IMAGING            DEVICES      INSTRUMENTATION    TECHNOLOGY         TOTAL
                                            ---------------------   -------------   ---------------   -------------   ------------
NET REVENUES TO EXTERNAL CUSTOMERS:
  MAGNET SYSTEMS                                     $34,853                                                               $34,853
  PATIENT MONITORS & RF COILS                                           $40,526                                             40,526
  REFRIGERATION EQUIPMENT                                                                                                        -
  OTHER                                                                                                   $2,707             2,707
                                                    --------           --------        -------            ------          --------
          TOTAL                                       34,853             40,526                            2,707            78,086

SEGMENT OPERATING INCOME (LOSS)                        9,064              5,914                           (1,993)           12,985

TOTAL ASSETS                                        $124,979           $251,807                          $11,154          $387,940
                                                                                    MAY 30, 2004
                                            --------------------------------------------------------------------------------------
                                               MAGNETIC RESONANCE      MEDICAL                           ENERGY
                                                    IMAGING            DEVICES      INSTRUMENTATION    TECHNOLOGY         TOTAL
                                            ---------------------   -------------   ---------------   -------------   ------------
NET REVENUES TO EXTERNAL CUSTOMERS:
  MAGNET SYSTEMS                                     $27,595                                                               $27,595
  PATIENT MONITORS & RF COILS                                           $22,883                                             22,883
  REFRIGERATION EQUIPMENT                                                               $6,743                               6,743
  OTHER                                                                                                   $1,930             1,930
                                                    --------           --------        -------            ------          --------
          TOTAL                                       27,595             22,883          6,743             1,930            59,151

SEGMENT OPERATING INCOME (LOSS)                        6,827              4,047            847            (2,023)            9,698

TOTAL ASSETS                                        $109,202           $149,569        $16,385            $9,779          $284,935

                                                                                TWELVE MONTHS ENDED
                                            --------------------------------------------------------------------------------------
                                                                                    MAY 29, 2005
                                            --------------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS)                         MAGNETIC RESONANCE      MEDICAL                           ENERGY
                                                    IMAGING            DEVICES      INSTRUMENTATION    TECHNOLOGY         TOTAL
                                            ---------------------   -------------   ---------------   -------------   ------------

NET REVENUES TO EXTERNAL CUSTOMERS:
  MAGNET SYSTEMS                                    $118,589                                                              $118,589
  PATIENT MONITORS & RF COILS                                          $135,332                                            135,332
  REFRIGERATION EQUIPMENT                                                              $23,354                              23,354
  OTHER                                                                                                  $10,838            10,838
                                                    --------           --------        -------           -------          --------
          TOTAL                                      118,589            135,332         23,354            10,838           288,113

SEGMENT OPERATING INCOME (LOSS)                       29,002             20,646          6,333            (7,167)           48,814

TOTAL ASSETS                                        $124,979           $251,807                          $11,154          $387,940

                                                                                    MAY 30, 2004
                                            --------------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS)                         MAGNETIC RESONANCE      MEDICAL                           ENERGY
                                                    IMAGING            DEVICES      INSTRUMENTATION    TECHNOLOGY         TOTAL
                                            ---------------------   -------------   ---------------   -------------   ------------

NET REVENUES TO EXTERNAL CUSTOMERS:
  MAGNET SYSTEMS                                     $95,180                                                               $95,180
  PATIENT MONITORS & RF COILS                                           $38,102                                             38,102
  REFRIGERATION EQUIPMENT                                                              $24,707                              24,707
  OTHER                                                                                                   $6,458             6,458
                                                    --------           --------        -------           -------          --------
          TOTAL                                       95,180             38,102         24,707             6,458           164,447

SEGMENT OPERATING INCOME (LOSS)                       22,694              5,212          3,163            (6,164)           24,905

TOTAL ASSETS                                        $109,202           $149,569        $16,385            $9,779          $284,935

                                                              THREE MONTHS ENDED
                                                         ----------------------------

                                                         MAY 29, 2005    MAY 30, 2004
                                                         ------------    ------------
RECONCILIATION OF INCOME BEFORE INCOME TAXES:
OPERATING INCOME FROM REPORTABLE SEGMENTS                  $ 12,985         $  9,698
ACQUISITION / INTEGRATION / SALE RELATED CHARGES             (5,557)
NON-CASH STOCK BASED AND OTHER COMPENSATION                  (2,738)            (133)
                                                           --------         --------
NET OPERATING PROFIT                                          4,690            9,565

INTEREST AND OTHER INCOME                                     1,046               95
INTEREST AND OTHER EXPENSE                                     (693)            (728)
GAIN ON AVAILABLE FOR SALE SECURITIES                                            114
LOSS ON SALE OF SUBSIDIARY                                      (18)
                                                           --------         --------
 INCOME BEFORE INCOME TAXES                                $  5,025         $  9,046
                                                           ========         ========

                                                              TWELVE MONTHS ENDED
                                                         ----------------------------

                                                         MAY 29, 2005    MAY 30, 2004
                                                         ------------    ------------
RECONCILIATION OF INCOME BEFORE INCOME TAXES:
OPERATING INCOME FROM REPORTABLE SEGMENTS                  $ 48,814         $ 24,905
ACQUISITION / INTEGRATION / SALE RELATED CHARGES            (13,733)          (1,248)
NON-CASH STOCK BASED AND OTHER COMPENSATION                  (6,496)            (575)
INTERCOMPANY PROFIT IN ENDING INVENTORY                                           22
                                                           --------         --------
NET OPERATING PROFIT                                         28,585           23,104


INTEREST AND OTHER INCOME                                     1,533              790
INTEREST AND OTHER EXPENSE                                   (3,939)          (1,252)
GAIN ON AVAILABLE FOR SALE SECURITIES                                            114
GAIN ON SALE OF SUBSIDIARY                                   33,357
ADJUSTMENT TO GAIN ON PRIOR PERIOD SALE OF DIVISION           1,094
                                                           --------         --------
INCOME BEFORE INCOME TAXES                                 $ 60,630         $ 22,756
                                                           ========         ========

RECONCILIATION OF METRICS TO GAAP EQUIVALENT:

                                                                                TWELVE MONTHS ENDED
                                                                                   MAY 29, 2005
                                                                       ----------------------------------------
                                                                                     OPERATING
                                                                                    INCOME AS A
                                                                        GROSS        PERCENT OF       RETURN ON
                                                                       MARGIN          SALES            EQUITY
                                                                       ------       -----------       ---------
AS REPORTED GAAP EQUIVALENT                                              45%              8%             14%
IMPACT OF INCLUDING POLYCOLD                                                              2%
EFFECT OF ACQUISITION, INTEGRATION, NON-CASH RELATED CHARGES              2%              7%             (3%)
  AND GAIN ON SALES
EFFECT OF AVERAGING                                                                                       2%
                                                                        ---             ---             ---
PRO-FORMA METRICS                                                        47%             17%             13%
                                                                                TWELVE MONTHS ENDED
                                                                                   MAY 30, 2004
                                                                       ----------------------------------------
                                                                                     OPERATING
                                                                                    INCOME AS A
                                                                        GROSS        PERCENT OF       RETURN ON
                                                                       MARGIN          SALES            EQUITY
                                                                       ------       -----------       ---------
AS REPORTED GAAP EQUIVALENT                                             42%              13%              8%
IMPACT OF INCLUDING POLYCOLD                                                              1%
EFFECT OF ACQUISITION, INTEGRATION, NON-CASH RELATED CHARGES
  AND GAIN ON SALE OF SECURITIES                                                          1%              1%
EFFECT OF AVERAGING                                                                                       1%
                                                                        --               --              --
PRO-FORMA METRICS                                                       42%              15%             10%


                                                       ####